Subsidiaries of the Registrant

Name                                Where Incorporated  Date of Incorporation
----                                ------------------  ---------------------
Innovative Weaponry Incorporated      New Mexico        January 28, 1994
Trident Technologies Corporation      Nevada            July 15, 1996
Griffon USA, Inc.                     Nevada            March 26, 1998
CQB Armor, Inc.                       Nevada            February 10, 1999
Trade Partners International, Inc.    Nevada            June 22, 1988